                                                                   EXHIBIT 10.67





                            ASSET PURCHASE AGREEMENT

                                    between

                    SELF IMAGE SPORTS AND FITNESS CO., INC.
                            a Tennessee corporation
                                   as Seller

                                      and

                           BOLLINGER INDUSTRIES, L.P.
                          a Texas limited partnership
                                  as Purchaser


                             Dated October 8, 1998

                               TABLE OF CONTENTS

1.  DEFINITIONS

2.  SALE AND PURCHASE
    (a) PURCHASE AND SALE OF ASSETS ................................................................      3
    (b) PURCHASE PRICE .............................................................................      3
    (c) PAYMENT OF PURCHASE PRICE ..................................................................      3
    (d) ALLOCATIONS OF PURCHASE PRICE ..............................................................      3
    (e) ASSUMPTION OF LIABILITIES ..................................................................      3

3.  SELLER'S REPRESENTATIONS AND WARRANTIES
    (a) ORGANIZATION OF SELLER .....................................................................      3
    (b) AUTHORIZATION OF TRANSACTION AND CONSENTS ..................................................      4
    (c) NONCONTRAVENTION ...........................................................................      4
    (d) BROKERS' FEES ..............................................................................      4
    (e) TITLE TO ASSETS ............................................................................      4
    (f) FINANCIAL STATEMENTS .......................................................................      4
    (G) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END ...........................................      4
    (h) LEGAL COMPLIANCE ...........................................................................      4
    (i) TAX MATTERS ................................................................................      5
    (j) INTELLECTUAL PROPERTY ......................................................................      5
    (k) PERSONAL PROPERTY ..........................................................................      6
    (l) ACCOUNTS RECEIVABLE ........................................................................      6
    (m) LITIGATION .................................................................................      6
    (n) LIABILITY CLAIMS ...........................................................................      7
    (o) PRODUCT WARRANTY ...........................................................................      7
    (p) PRODUCT LIABILITY ..........................................................................      7
    (q) ENVIRONMENT, HEALTH, AND SAFETY ............................................................      7
    (r) LOCATION OF INVENTORY ......................................................................      8
    (s) DISCLOSURE .................................................................................      8

4.  PURCHASER'S REPRESENTATIONS AND WARRANTIES
    (a) ORGANIZATION OF THE PURCHASER ..............................................................      8
    (b) AUTHORIZATION OF TRANSACTION ...............................................................      8
    (c) NONCONTRAVENTION ...........................................................................      8
    (d) BROKERS' FEES ..............................................................................      8

5.  AUDITS AND ADJUSTMENTS TO PURCHASE PRICE
    (a) AUDIT OF ASSETS ............................................................................      9
    (b) ADJUSTMENTS TO PURCHASE PRICE ..............................................................      9
    (C) CALCULATION AND PAYMENT OF PURCHASE PRICE ADJUSTMENTS ......................................      9
    (d) ADJUSTMENTS TO INVENTORY AND ACCOUNTS RECEIVABLE............................................      9

6.  THE CLOSING
    (a) DATE OF CLOSING ............................................................................     10
    (b) ITEMS DELIVERED AT THE CLOSING .............................................................     10

7.  INDEMNIFICATION BY SELLER
    (a) LIABILITIES NOT ASSUMED ....................................................................     11
    (b) OPERATIONS OF THE BUSINESS .................................................................     11
    (c) DAMAGES ....................................................................................     11
    (d) ENVIRONMENTAL ..............................................................................     11
    (e) BULK TRANSFERS .............................................................................     11
    (f) ACTIONS ....................................................................................     11

8.  INDEMNIFICATION BY PURCHASER
    (a) DAMAGES ....................................................................................     11
    (b) INVENTORY INVOICES .........................................................................     12
    (c) OPERATIONS OF THE BUSINESS .................................................................     12
    (d) ACTIONS ....................................................................................     12

9.  POST-CLOSING SETTLEMENT AND OTHER MATTERS
    (a) POST CLOSING CALCULATION OF PURCHASE PRICE ADJUSTMENTS .....................................     12
    (b) GOOD FAITH EFFORTS .........................................................................     12
    (c) PRODUCT WARRANTY AND RETURNS AFTER CLOSING .................................................     13
    (d) SALES AND TRANSFER TAXES ...................................................................     13
    (e) RESERVATION FOR ACCOUNTS RECEIVABLE ........................................................     13

10. MISCELLANEOUS
    (a) RESOLUTION OF DISPUTES .....................................................................     14
    (b) BULK TRANSFER LAWS .........................................................................     14
    (c) NO THIRD-PARTY BENEFICIARIES ...............................................................     14
    (d) ENTIRE AGREEMENT ...........................................................................     14
    (e) SUCCESSION AND ASSIGNMENT ..................................................................     15
    (f) COUNTERPARTS ...............................................................................     15
    (g) HEADINGS ...................................................................................     15
    (h) FORCE MAJEURE ..............................................................................     15
    (i) NOTICES ....................................................................................     15
    (j) GOVERNING LAW ..............................................................................     16
    (k) AMENDMENTS AND WAIVERS .....................................................................     16
    (l) SEVERABILITY ...............................................................................     16
    (m) EXPENSES ...................................................................................     16
    (n) GENERAL RULES OF CONSTRUCTION ..............................................................     16
    (o) INCORPORATION OF EXHIBITS ..................................................................     17
    (a) LIABILITIES NOT ASSUMED ....................................................................     17
    (b) OPERATIONS OF THE BUSINESS .................................................................     18
    (c) ENVIRONMENTAL ..............................................................................     18
    (d) BULK TRANSFERS .............................................................................     18
    (e) SALES AND TRANSFER TAXES ...................................................................     18
    (f) ACTIONS ....................................................................................     18

                            ASSET PURCHASE AGREEMENT

         This asset purchase agreement ("Agreement") is entered into by Self Image Sports and Fitness Co., Inc., a Tennessee corporation ("Seller"), and Bollinger Industries, L.P., a Texas limited partnership ("Purchaser") (collectively the "Parties").

         Seller and Purchaser have reached an understanding with respect to the sale by Seller and the purchase by Purchaser of certain assets of Seller, as same are more particularly described in this Agreement.

         In consideration of the rights, obligations, representations, warranties, and covenants provided for in this Agreement, the Parties agree as follows.

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

                 (a) "Accounts Receivable" means the rights to payment for goods sold or leased or for services rendered by Seller that are identified on
EXHIBIT 1(a) as of September 18, 1998, and as same will be amended as provided in this Agreement to update such listing as of the Closing Date.

                 (b) "Affiliate" means, with respect to any individual, partnership, limited liability company, corporation, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity (collectively a "Person"), any other Person which either directly or indirectly controls, is controlled by or is under common control with the first Person.

                 (c) "Assets" means the Accounts Receivable, Intellectual Property, Inventory, and Personal Property.

                 (d) "Business" means all aspects of Seller's operations related to the manufacture, sale, marketing, and distribution of boxing and other related exercise accessories, as currently conducted by Seller.

                 (e) "Closing" means the closing of the sale and purchase of assets contemplated in this Agreement and described in SECTION 6 of this Agreement.

                 (f) "Confidential Information" means any information concerning the businesses and affairs of Seller that is not already generally available to the public.

                 (g)      "Effective Date" means the Closing Date.

                 (h) "Environmental, Health, and Safety Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, gasoline and other fuels, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                 (i) "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                 (j) "Intellectual Property" means (1) all inventions (whether patentable or unpatentable), patents, and improvements, modifications, and changes thereto, (2) all trademarks, logos, trade names, and corporate names, (3) all copyrightable works, copyrights, and renewals in connection therewith, (4) all trade secrets and confidential business information (including compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, customer credit information, pricing and cost information, and business and marketing plans and proposals), (5) all other proprietary rights, and (6) all copies and tangible embodiments thereof (in whatever form or medium). For purposes of reference and not in limitation of the foregoing, the Intellectual Property is described on EXHIBIT 1(j) and designated as either Seller owned or third party owned.

                 (k) "Inventory" means the inventory, raw materials, supplies, manufactured and purchased parts, and goods in process that are held and used by Seller in the Business. For purposes of reference and not in limitation of the foregoing, the Inventory is described on EXHIBIT 1(k) at September 19, 1998, and such listing shall be updated through the Closing Date as provided in this Agreement. Inventory specifically excludes any Aeroglove inventory that is held on Seller's business premises, as such products are not owned by Seller.

                 (l) "Personal Property" means the tangible personal property described on EXHIBIT 1(l).

         2.      SALE AND PURCHASE.

                 (a) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Seller and Purchaser contained in this Agreement, Purchaser hereby purchases from Seller, and Seller hereby sells, transfers, conveys, and delivers to Purchaser, all of the Assets and the Business at the Closing for the consideration specified in this Section.

                 (b) PURCHASE PRICE. The total consideration for the Business and the Assets is One Million Five Hundred Thousand Dollars ($1,500,000) (the "Purchase Price"), as same is adjusted under the provisions of SECTION 5(b).

                 (c) PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller as follows:

                          (1)     a cash payment to Seller in immediately
available federal funds at Closing of $1,400,000, plus or minus the adjustments to such cash payment that are provided for in SECTION 5(c) and agreed to by Purchaser and Seller at the Closing; and

                          (2)     a cash payment to Seller in immediately
available federal funds of $100,000, plus or minus the adjustments that are provided for in SECTION 9(e), payable to Seller at the time set forth in
SECTION 9(e).

                 (d) ALLOCATIONS OF PURCHASE PRICE. The Parties shall mutually agree on an allocation of the Purchase Price to the Assets and complete EXHIBIT 2(d) with such allocation. Seller and Purchaser further agree that (1) these allocations have been made as provided in Section 1060 of the Internal Revenue Code of 1986 (the "Code"), (2) each shall file Form 8594 (Asset Allocation Statement Under Section 1060) on a timely basis for reporting the allocation, (3) the filing shall be consistent with the allocations set forth on EXHIBIT 2(d), and (d) neither will take any position on its respective income tax return that is inconsistent with the allocation.

                 (e) ASSUMPTION OF LIABILITIES. Except for the invoices that are described on EXHIBIT 5(c), Purchaser is not assuming any liabilities or obligations of or claims against

Seller of any nature or type, whether same exist on the Closing Date or arise after the Closing Date.

         3. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that the statements contained in this Section are correct and complete as of the Closing date.

                 (a) ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and such other states or jurisdictions where the failure to so qualify would have a material, adverse affect on its Business or the Assets.

                 (b) AUTHORIZATION OF TRANSACTION AND CONSENTS. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Seller and Seller's shareholders have duly authorized the execution, delivery, and performance of this Agreement by Seller. To the knowledge of Seller and its officers, directors, and shareholders, no consents from Persons not a party to this Agreement are required for the consummation of the transactions contemplated by this Agreement.

                 (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (1) violate any statute, regulation, order, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller, or (2) cause a breach, default, or termination with regard to the Intellectual Property.

                 (d) BROKERS' FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

                 (e) TITLE TO ASSETS. Seller has, and assigns to Purchaser pursuant to this Agreement, good and marketable title to, or a valid contract interest in, the Assets, free and clear of all liens, security interests, obligations, or encumbrances, other than the invoices set forth on
EXHIBIT 5(c).

                 (f) FINANCIAL STATEMENTS. To the best of Seller's knowledge, after reasonable inquiry, all balance sheets, revenue and expense statements, and other financial data of Seller supplied to Purchaser have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, present fairly the financial condition and the results of operations of Seller, and are correct and complete.

                 (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. To the best of Seller's knowledge, after reasonable inquiry, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Seller since the end of the most recent fiscal year of seller.

                 (h) LEGAL COMPLIANCE. To the best of Seller's knowledge, after reasonable inquiry, Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure so to comply.

                 (i)      TAX MATTERS.

                          (1)     Seller has filed, within the applicable time
period including extensions, all local, state, and federal income, informational, franchise, sales, and other tax returns of any nature and type that it is required to file, all such tax returns were correct and complete in all respects, and all taxes, fees, penalties, interest, or other expenses related thereto have been paid in full or adequate provision has been made for same.

                          (2)     Seller has withheld and paid, or made
adequate provisions for the payment of, all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                          (3)     There is no dispute or claim concerning any
tax liability or similar liability of Seller either (1) claimed or raised by any authority in writing, or (2) as to which any of Seller's shareholders, directors, or officers have knowledge based upon personal contact with any agent of such authority.

                 (j)      INTELLECTUAL PROPERTY.

                          (1)     Seller owns all the Intellectual Property,
and each item of Intellectual Property will be owned by Purchaser on identical terms and conditions immediately subsequent to the Closing Date.

                          (2)     Seller has not interfered with, infringed
upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Seller's shareholders, directors, or officers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any intellectual property rights of any third party). To the knowledge of Seller's shareholders, directors, and officers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller that are the subject of this Agreement.

                          (3)     With regard to Seller's Intellectual
Property, EXHIBIT 1(j) identifies each (A) patent or registration which has been issued to Seller, (B) pending patent application or application for registration which Seller has made, and (C) identifies each license, agreement, or other permission which Seller has granted to any third party. Seller has delivered to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. EXHIBIT 1(j) also identifies each trade name or unregistered trademark used by Seller in the Business. As to each of the foregoing:

                                  (a)      Seller possesses all right, title,
and interest in and to the item, free and clear of any lien, security interests, encumbrance, license, or other restriction;

                                  (b)      the item is not subject to any
outstanding injunction, judgment, order, decree, ruling, or charge;

                                  (c)      no action, suit, proceeding,
hearing, investigation, charge, complaint, claim, or demand is pending, or to the knowledge of any of Seller's shareholders, directors, or officers is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                  (d)      Seller has never agreed to any
infringement, misappropriation, or other conflict with respect thereto.

                 (k) PERSONAL PROPERTY. Seller has maintained the Personal Property consisting of equipment, machinery, and similar items in accordance with normal industry practice, and represents that it is in good operating condition and repair (subject to normal wear and tear), and it is suitable for the purposes for which it presently is used.

                 (l) ACCOUNTS RECEIVABLE. The Accounts Receivable are reflected properly on Seller's books and records and are valid receivables for the sale of Inventory or services related to the Business.

                 (m) LITIGATION. EXHIBIT 3(m) sets forth each instance in which Seller (1) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (2) is a party, or to the knowledge of Seller's shareholders, directors, or officers is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits proceedings, hearings, and investigations set forth in EXHIBIT 3(m) could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Business to be acquired by Purchaser.

                 (n) LIABILITY CLAIMS. EXHIBIT 3(n) sets forth with regard to products sold in the Business: (1) each claim for coverage that has been filed by Seller since December 31, 1996 under any liability insurance policy, and (2) each event or occurrence in respect of which a claim for coverage under any liability insurance policy could have been or could be filed if the event or occurrence had been or is reported to or otherwise known to Seller.

                 (o) PRODUCT WARRANTY. Each product manufactured, sold, leased, or delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease, and Seller has furnished a written copy of such standard terms and conditions to Purchaser and designated in writing the materials so furnished.

                 (p) PRODUCT LIABILITY. Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Seller in the course of its prior operations of the Business.

                 (q)      ENVIRONMENT, HEALTH, AND SAFETY

                          (1)     Seller and its predecessors and Affiliates
have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced that alleges any failure so to comply. Without limiting the generality of the preceding sentence, Seller and its predecessors and Affiliates have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                          (2)     Seller and its predecessors and Affiliates
have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller that would give rise to (1) any liability for damage to any site, location, or body of water (surface or subsurface), (2) for any illness of or personal injury to any employee or other individual, or (3) for any reason under any Environmental, Health, and Safety Law.

                          (3)     All properties and equipment used in the
Business of Seller and its predecessors and Affiliates have been and are free of Extremely Hazardous Substances.

                 (r) LOCATION OF INVENTORY. The Inventory is located at the street addresses set forth on Exhibit 3(r).

                 (s) DISCLOSURE. The representations and warranties contained in this Section do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section not misleading.

         4. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that the statements contained in this Section are correct and complete as of the Closing Date.

                 (a) ORGANIZATION OF THE PURCHASER. Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and authorized to conduct its business in such other jurisdictions as are necessary for the consummation of this Agreement.

                 (b) AUTHORIZATION OF TRANSACTION. Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions.

                 (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (1) violate any statute, regulation, order, or other restriction of any government, governmental agency, or court to which Purchaser is subject or any provision of the partnership agreement of Purchaser, or (2) cause a breach, default, or acceleration of any contracts or agreements by which it is bound.

                 (d) BROKERS' FEES. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         5. AUDITS AND ADJUSTMENTS TO PURCHASE PRICE. The Parties agree to the following:

                 (a) AUDIT OF ASSETS. EXHIBIT 1(l) listing certain items of Seller's Personal Property and EXHIBIT 1(k) listing the Inventory were prepared on the basis of a physical audit performed by Seller and Purchaser on September 19, 1998. Also, a listing of the Accounts Receivable of Seller was prepared as of the end of business on September 18, 1998, and this listing is attached as EXHIBIT 1(a).

                 (b) ADJUSTMENTS TO PURCHASE PRICE. The Parties agree that the Purchase Price shall be adjusted as follows:

                          (1)     It shall be increased by the amount of
$1,610.00 per day including and from September 21, 1998 through and including the Closing Date;

                          (2)     It shall be decreased by the cash receipts of
Seller on or after September 19, 1998 through and including the Closing Date;

                          (3)     It shall be increased by the invoice cost of
any items of inventory, and the freight costs attributable to same, that were received by Seller on or after September 20, 1998 through and including the Closing Date; and

                          (4)     It shall be increased by the amount of
freight costs attributable to customer shipments on or after September 19, 1998 through and including the Closing Date.

                 (c) CALCULATION AND PAYMENT OF PURCHASE PRICE ADJUSTMENTS. To the extent determined as practicable by Seller and Purchaser, the Purchase Price adjustments described in subsection (b) above shall be determined on or prior to the Closing Date and shall be paid as follows: (1) If represented by inventory purchases and freight costs under subsection (b)(3), Purchaser shall assume all liabilities for the cost of same as represented by the invoices described on EXHIBIT 5(c); and (2) If represented by any of the other adjustments under subsection (b) above, it shall be added or subtracted from the cash payment owed to Seller under SECTION 2(c)(1). To the extent not so determined on or prior to the Closing Date, the Purchase Price adjustments under subsection (b) shall be determined and settled between the Parties under the post-closing settlement procedures set forth in SECTION 9.

                 (d)      ADJUSTMENTS TO INVENTORY AND ACCOUNTS RECEIVABLE.
The inventory that is purchased and accounted for under subsection (b)(3) above shall be added to the Inventory being purchased under this Agreement. The accounts receivable that result from sales of Inventory on or after September 18, 1998 through and including the Closing Date shall be added to the Accounts Receivable being purchased under this Agreement.

         6.      THE CLOSING.

                 (a) DATE OF CLOSING. The Closing for the purchase and sale contemplated by this Agreement is taking place on the date on the signature page of this Agreement (the "Closing Date"), and this shall be the effective date of this Agreement.

                 (b)      ITEMS DELIVERED AT THE CLOSING.

                          (1)     BY SELLER.  Seller is delivering to Purchaser
each of the following items:

                                  (A)      A certificate of good standing
issued by the appropriate state office and dated within thirty (30) days of the Closing Date, and a copy of the shareholder and board of director consents approving this Agreement;

                                  (B)      Executed originals of bills of sale
and other applicable assignment documents conveying title to the Assets on forms acceptable to Seller;

                                  (C)      Possession of the Assets;

                                  (D)      A certificate of insurance providing
for tail liability insurance coverage for the operations of the Business on and prior to the Closing Date that is effective until December 1, 2000 and that names Purchaser and Foothill Capital Corporation as an additional insured under such coverage;

                                  (E)      Executed originals of the
Noncompetition Agreement attached hereto as EXHIBIT 6(b)(1)(E);

                                  (F)      Executed originals of the
Registration  Rights and Option Agreement attached hereto as EXHIBIT
6(B)(1)(F);

                                  (G)      Executed originals of the Services
Letter attached as EXHIBIT 6(b)(1)(G); and

                                  (H)      Executed originals of this
Agreement.

                          (2)     BY PURCHASER.  Purchaser is delivering to
Seller each of the following items:

                                  (A)      Payment of the Purchase Price in
accordance with the terms of SECTION 2(c);

                                  (B)      Executed originals of the
Registration  Rights and Option Agreement attached hereto as EXHIBIT
6(B)(1)(F);

                                  (C)      Executed originals of the Services
Letter attached as EXHIBIT 6(b)(1)(G); and

                                  (D)      Executed originals of this
Agreement.

         7. INDEMNIFICATION BY SELLER. Seller agrees to defend, indemnify and hold Purchaser harmless against the following items:

                 (a) LIABILITIES NOT ASSUMED. Any and all liabilities and obligations of or claims against Seller not assumed by Purchaser under the terms of this Agreement;

                 (b) OPERATIONS OF THE BUSINESS. All matters relating to Seller and the operation of the Business on or before the Closing Date;

                 (c) DAMAGES. Any and all damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Purchaser pursuant to this Agreement, or in connection with the transactions contemplated hereby;

                 (d) ENVIRONMENTAL. Any and all claims for environmental spills or pollution and the handling of Extremely Hazardous Substances in the operation of the Business that relate to periods on or before the Closing Date;

                 (e) BULK TRANSFERS. Any and all claims related to the Parties not complying with all applicable bulk transfer laws, including but not limited to the notice provisions of same; and

                 (f) ACTIONS. Any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

         If Purchaser receives notice of any claim against it or Seller with respect to any unassumed liability or obligation of Seller, Purchaser shall promptly notify Seller of same and Seller shall compromise or defend same, with Seller further agreeing to inform Purchaser in writing from time to time as is reasonable regarding the status of such claim.

         8. INDEMNIFICATION BY PURCHASER. Purchaser agrees to defend, indemnify and hold Seller harmless against the following items:

                 (a) DAMAGES. Any and all damages or deficiencies resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement or from any misrepresentation in connection with the transaction contemplated hereby;

                 (b)      INVENTORY INVOICES.  The invoices described on
EXHIBIT 5(c);

                 (c) OPERATIONS OF THE BUSINESS. All matters relating to Purchaser and the operation of the Business after the Closing Date; and

                 (d) ACTIONS. Any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

         If Seller receives notice of any claim against it or Purchaser with respect to the Liabilities, Seller shall promptly notify Purchaser of same and Purchaser shall compromise or defend same, with Purchaser further agreeing to inform Seller in writing from time to time as is reasonable regarding the status of such claim.

         9.      POST-CLOSING SETTLEMENT AND OTHER MATTERS.

                 (a) POST CLOSING CALCULATION OF PURCHASE PRICE ADJUSTMENTS. Within fifteen (15) days after the Closing, Seller shall prepare a settlement statement (the "Settlement Statement") and make available to Purchaser all records necessary for Purchaser to review and confirm the accuracy of the Settlement Statement. The Settlement Statement shall set forth any changes to results of the Closing Date calculation of the purchase price adjustments as provided for in SECTION 5(c) and the calculation of the purchase price adjustments that are provided for in SECTION 5(b) that were not included in the Closing Date calculation as set forth in SECTION 5(c). Within ten (10) days after Purchaser's receipt of the Settlement Statement, Purchaser shall deliver to Seller a written report which contains any changes which Purchaser proposes to the Settlement Statement and any requests for additional information Purchaser requests. Within five (5) days after Seller's receipt of Purchaser's written report, Seller shall respond in writing to Purchaser's written report. If the Purchaser and Seller reach an agreement with respect to the payment due to either Purchaser or Seller under the Settlement Statement, then any amount owed shall be paid within five (5) days of such agreement. Amounts paid after such five (5) days shall bear interest at the rate of fourteen percent (14.0%) per annum.

                 (b) GOOD FAITH EFFORTS. Purchaser and Seller shall each use its reasonable good faith efforts to agree with respect to any amounts due pursuant to the Settlement Statement no later than thirty (30) days after the Closing. If an agreement has not been reached within such period, either party may seek to enforce any rights it claims under this Agreement. In the event a party has used its reasonable efforts to reach an agreement with respect to any amounts due under the Settlement Statement and such party is successful in a legal action for any amount due to it, the successful party shall be entitled to reimbursement from the other party of all expenses and costs related to the legal action and shall be entitled to interest at the rate of fourteen percent (14.0%) per annum on the amount due. In such event, the interest shall be calculated from thirty (30) days after the Closing.

                 (c)      PRODUCT WARRANTY AND RETURNS AFTER CLOSING.
Purchaser agrees to perform all warranty work related to the products sold by Seller in Seller's Business operations on or prior to the Closing Date and similarly agrees to accept all customer returns of products sold by Seller in the Business on or prior to the Closing Date. Purchaser's obligations under the foregoing shall apply to warranty work and product returns until the cumulative cost of same to Purchaser exceeds $10,000 (based on the direct cost to Purchaser of such warranty work or returned product). If this cumulative amount is exceeded and further warranty work is received by Purchaser, Purchaser shall immediately notify Seller of same and Seller shall provide such warranty work at Seller's cost or Seller shall pay Purchaser to provide such warranty work on the basis of Purchaser's direct costs of providing the warranty work. If the cumulative amount is exceeded and a product return is received by Purchaser, Purchaser shall immediately notify Seller of the cost incurred by Purchaser and Seller shall immediately reimburse Purchaser for such cost.

                 (d) SALES AND TRANSFER TAXES. Following the Closing, Seller shall pay when due all sales and transfer taxes, if any, payable in connection with this Agreement and the conveyances, assignments, transfers, and deliveries to be made to Purchaser under this Agreement.

                 (e) RESERVATION FOR ACCOUNTS RECEIVABLE. The $100,000 of the Purchase Price that is not paid to Seller at the Closing under SECTION 2(c)(2) shall be paid to Seller or retained by Purchaser under the following provisions:

                          (1)     If one or more of the Accounts Receivable
have not been collected by Purchaser on or before six (6) months after the Closing Date, Purchaser shall be entitled to retain the amount of such uncollected Accounts Receivable from the $100,000 and shall pay to Seller the balance of the $100,000.

                          (2)     If Purchaser retains any portion of the
$100,000 under the provisions of subsection (1), Purchaser shall assign to Seller all rights to the uncollected Account Receivable that gives rise to such retention by Purchaser.

                          (3)     Purchaser agrees that, with regard to any
Account Receivable that is assignable to Seller under subsection (2), Purchaser shall not release any rights with respect to such Account Receivable prior to the assignment of same to Seller.

                          (4)     If more than $100,000 of the Accounts
Receivable are not collected by Purchaser within the six (6) month period in subsection (1), Seller shall have no obligation to pay such uncollected amount to Purchaser in excess of the retained $100,000, and Purchaser shall have no obligation to assign to Seller more than $100,000 of the uncollected Accounts Receivable, with Purchaser having the absolute discretion to select which of the uncollected Accounts Receivable that are to be assigned to Seller in satisfaction of such $100,000 amount.

         10.     MISCELLANEOUS.

                 (a) RESOLUTION OF DISPUTES. The Parties hereby acknowledge that they will first attempt in good faith to resolve their disputes through direct negotiation within thirty (30) days of the date either Party notifies the other Party of the existence of a dispute. If a shorter time period is indicated by the circumstances, the Parties agree that the time period shall be reduced accordingly. This time period may be extended by agreement, during which time neither Party shall institute legal proceedings, unless the commencement of an action is necessary for statute of limitations purposes.

                 (b) BULK TRANSFER LAWS. The Parties agree that the applicable provisions, if any, of the Tennessee state laws related to bulk transfers (as that term is defined in the Uniform Commercial Code or other applicable statutes of such state) shall be waived in that Seller shall not be required to comply with the terms thereof for the sole and only reason that Seller warrants and represents that there are no creditors that would in any way be affected by this sale and transfer. Seller does hereby and herein agree to, and shall defend, indemnify, and hold Purchaser harmless from, any claim of creditors or other persons, firms, or entities that assert claims against either Seller or Purchaser that would have been otherwise eliminated in the event that Purchaser had required Seller to satisfy the provisions of the applicable bulk transfer laws prior to the date of the closing of the transactions contemplated by this Agreement.

                 (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, and the successors and assigns of the Parties as permitted by this Agreement.

                 (d) ENTIRE AGREEMENT. It is expressly agreed by Seller and Purchaser, as a material consideration for the execution of this Agreement, that this Agreement is intended by the parties to be the final, complete, and exclusive embodiment of their agreement regarding the subject matter of this Agreement; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements, or promises pertaining to this Agreement or any expressly mentioned written documents that are not incorporated in writing in this Agreement, and none shall be binding.

                 (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Purchaser may make a collateral assignment of its rights under this Agreement to any institutional lender who provides funds to Purchaser for the acquisition of the Assets and the Business.

                 (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (h) FORCE MAJEURE. Neither Purchaser nor Seller shall be required to perform any term, condition, or covenant in this Agreement so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of either Purchaser or Seller and that either Purchaser or Seller, by the exercise of due diligence, is unable, either wholly or in part, to prevent or overcome.

                 (i) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given after two (2) business days if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below or immediately if it is hand delivered during normal business hours to the addresses set forth below:

         If to Seller:                 Mr. Morton Finkelstein
                                       Self Image Sports and Fitness Co., Inc.
                                       17079 Darlington Court
                                       Boca Raton, Florida 33496
                                       Telephone:  561-488-7949

                 With Copy To:         Shirley D. Weisman
                                       Moskowitz, Mandell, Salim,
                                                & Simowitz, P.A.
                                       800 Corporate Drive, Suite 510

                                       Fort Lauderdale, Florida 33334
                                       Telephone:  954-491-2000
                                       Telecopy:   954-491-2051

         If to Purchaser:              Bollinger Industries, L.P.
                                       Attn:  Glenn Bollinger
                                       602 Fountain Parkway
                                       Grand Prairie, Texas  75050
                                       Telephone:  972-343-1122
                                       Telecopy:   972-343-1199

                 With a copy to:       George T. Johns
                                       Tracy & Holland, L.L.P.
                                       306 West Seventh Street - Suite 500
                                       Fort Worth, Texas  76102-4982
                                       Telephone:  817-335-1050
                                       Telecopy:   817-332-3140

                 Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                 (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                 (k) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                 (l) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                 (m) EXPENSES. Purchaser and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, unless another provision for an expense or fee is specifically set forth in this Agreement.

                 (n) GENERAL RULES OF CONSTRUCTION. This Agreement shall not be strictly construed against either Purchaser or Seller. No remedy or election given by any provision in this Agreement shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity. The parties acknowledge that each party (and its counsel, if any) has had the opportunity to review and revise this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

                 (o) INCORPORATION OF EXHIBITS. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         The Parties have executed this Agreement on October ___, 1998.

BOLLINGER INDUSTRIES, L.P.                  SELF IMAGE SPORTS AND
                                               FITNESS CO., INC.

By:                                         By:
   -----------------------------------         ------------------------------
Glenn D. Bollinger, CEO of                  Morton Finkelstein,
Bollinger Operating Corp.,                  President
its general partner
Fed. ID# 75-2502573                         Fed. ID# _____________________


      EXHIBITS ATTACHED
      -----------------
         Exhibit 1(a)                  Accounts Receivable
         Exhibit 1(j)                  Intellectual Property
         Exhibit 1(k)                  Inventory
         Exhibit 1(l)                  Personal Property
         Exhibit 2(d)                  Allocation of Purchase Price
         Exhibit 3(m)                  Litigation
         Exhibit 3(n)                  Liability Claims
         Exhibit 3(r)                  Locations of Inventory
         Exhibit 5(c)                  Inventory and Freight Invoices
         Exhibit 6(b)(1)(E)            Consulting and Noncompetition Agreement
         Exhibit 6(b)(1)(F)            Registration Rights and Option Agreement
         Exhibit 6(b)(1)(G)            Services Letter


         The undersigned Morton Finkelstein is signing this Agreement in his individual capacity solely for the purpose of his agreeing to defend, indemnify, and hold Purchaser and its assigns harmless from and against any of the following that are asserted against Purchaser or an Affiliate of Purchaser within the period of eighteen (18) months years after the Closing Date:

                 (a) LIABILITIES NOT ASSUMED. Any and all liabilities and obligations of or claims against Seller by a Person not a party to this Agreement of any nature or type, whether same exist on the Closing Date or arise after the Closing Date, but specifically excluding from the foregoing the invoices described on EXHIBIT 5(C);

                 (b) OPERATIONS OF THE BUSINESS. All matters relating to Seller and the operation of the Business on or before the Closing Date;

                 (c) ENVIRONMENTAL. Any and all claims for environmental spills or pollution and the handling of Extremely Hazardous Substances in the operation of the Business that relate to periods on or before the Closing Date;

                 (d) BULK TRANSFERS. Any and all claims related to the Parties not complying with all applicable bulk transfer laws, including but not limited to the notice provisions of same;

                 (e) SALES AND TRANSFER TAXES. Any and all sales and transfer taxes, if any, payable in connection with this Agreement and the conveyances, assignments, transfers, and deliveries to be made to Purchaser under this Agreement; and

                 (f) ACTIONS. Any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.



                                         --------------------------------
                                         Morton Finkelstein

List of schedules to the Asset Purchase Agreement by and among Bollinger Industries, Inc., Self Image Sports and Fitness Company, Inc. and Bollinger Industries, L.P. dated as of October 8, 1998, which are not filed herewith:

       SCHEDULE                                DESCRIPTION
       --------                                -----------
         1(a)                               Accounts Receivable
         1(j)                               Intellectual Property
         1(k)                               Inventory
         1(l)                               Personal Property
         2(d)                               Allocation of Purchase Price
         3(m)                               Litigation
         3(n)                               Liability Claims
         3(r)                               Locations of Inventory
         5(c)                               Inventory and Freight Invoices
         6(b)(1)(E)                         Consulting and Noncompetition Agreement
         6(b)(1)(F)                         Registration Rights and Option Agreement
         6(b)(1)(G)                         Services Letter

The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request